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                        Asta Funding, Inc. & Subsidiaries
                                   Form 10-KSB

                                   Exhibit 21

                           Subsidiaries of the Company




                   Name                                State of Incorporation
                   ----                                ----------------------


1)    Asta Auto Receivables Company                           Delaware

2)    E. R. Receivables, Corp., L.L.C.                        Delaware

3)    RAC Acceptance Co., L.L.C.                              Delaware

4)    Palisades Collection, L.L.C.                            Delaware